Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
July 20, 2011	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES SECOND QUARTER EARNINGS;

ASSET QUALITY REMAINS STRONG, NET INTEREST MARGIN IMPROVES,

LOANS GROW 9%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $5.9 million, or $0.20 per diluted share, for period ended June 30, 2011.  This is a 25% increase over earnings of $4.7 million, or $0.16 per diluted share, for the second quarter of last year.  On a year-to-date basis, earnings were $11.1 million, or $0.37 per diluted share, versus $8.5 million, or $0.29 per diluted share, in 2010. At quarter end, the Company’s assets were $2.165 billion.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.42% of total assets, and annualized net loan charge offs were 0.49% of loans outstanding.  Real estate owned decreased to $719,000 from $1.2 million at the previous quarter ended March 31, 2011, and the Company currently has no loans receivable past due 30 days or more.

•                  The Company’s tax equivalent net interest margin increased to 3.84% for the current quarter, up from 3.67% in the previous quarter and up from 3.74% in the year ago quarter.

•                  Total assets at period-end were $2.165 billion versus $2.073 billion one year earlier, an increase of 4%.

•                  Loans held for investment grew to $1.446 billion, an increase of $116 million, or 9%, compared to June 30, 2010.

•                  Total deposits grew to $1.448 billion, an increase of 7% compared to June 30, 2010.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 10.16%.

Income Statement Review

For the second quarter of 2011, net income was $5.9 million, or $0.20 per diluted share. Compared to the year ago quarter, net interest income increased 9% to $18.7 million from $17.1 million.  For this same period, the tax equivalent net interest margin improved to 3.84% from 3.74%. The margin also improved from 3.67% for the first quarter of 2011.  The growth in net interest income continues to be the result of the Bank’s success in growing its balance sheet while lowering deposit rates and funding costs.  Compared to the year ago quarter, average earning assets grew $117 million.  The average balance of the Company’s loan portfolio increased $108 million, or 8%, while the yield decreased 0.18%.  For these same periods, the average yield on all earning assets decreased 0.18% while the average costs of interest bearing liabilities decreased 0.28%.

Noninterest income was $7.3 million for the current quarter compared to $6.8 million for the year ago quarter ended June 30. For the respective six month periods ended June 30, noninterest income was $12.3 million versus $12.6 million Mortgage banking activities continued to be strong, producing noninterest income of $5.0 million versus $4.6 million in the year ago quarter and $8.4 million versus $8.0 million for the six month comparable periods.  As expected, the previously disclosed repositioning of our wealth management operations resulted in decreased revenues of $304,000 and $765,000 for the three and six month periods compared to the same prior year periods.  Going forward, we continue to expect this change to afford less risk, greater scalability and better net profitability for this business unit.

Noninterest expense increased to $16.3 million from $14.2 million for the three month periods ended June 30, 2011 and 2010, respectively.  For the six month comparable periods, noninterest expense increased to $30.0 million from $27.2 million.  The change primarily resulted from higher personnel cost and incentive compensation due to the addition and success of business development officers for wealth, mortgage, lending and deposit activities.  For the quarter and year-to-date periods of 2011, professional fees increased $409,000 and $472,000, respectively, as we continue to explore the possibility of further growth through acquisition.  Additionally during the quarter, the mortgage banking subsidiaries incurred a charge of $400,000 to resolve expected mortgage repurchase claims versus a recovery of $165,000 in the year ago quarter.  Also, in execution of the Company’s business plan, the mortgage banking subsidiaries added 55 employees, primarily new production officers and assistants. As part of the plan, new loan underwriting systems are being implemented, requiring the accelerated depreciation of approximately $240,000 of the incumbent software in the current quarter.  Also as a result of this planned expansion, other expenses in the mortgage subsidiaries increased approximately

$495,000 and $934,000 for the second quarter and year-to-date, respectively, versus the comparable prior year periods.

Review of Balance Sheet and Credit Quality

At June 30, 2011, total assets of the Company were $2.165 billion, an increase of 4% from total assets of $2.073 billion at June 30, 2010. Loans held for investment grew 9% to $1.446 billion at June 30, 2011, from $1.330 billion at June 30, 2010.  During this period, the Bank’s investment portfolio increased slightly to $357 million compared to $354 million a year ago. Loans held for sale were $249 million versus $269 million at June 30, 2010.

The Bank’s asset growth was primarily funded by a 7% increase in deposits, which grew $98 million and totaled $1.448 billion at June 30, 2011 versus $1.350 billion a year earlier.  Demand deposit account balances increased by 18% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

The quality of the Bank’s loan portfolio has remained strong. The provision for loan losses was $750,000 for the current quarter versus $2.7 million for the second quarter of last year.  The total allowance for loan losses was 1.56% of loans outstanding from a comparable ratio of 1.58% at June 30, 2010.  The Company’s nonperforming loans stood at 0.42% of total assets at June 30, 2011 compared to 0.45% at March 31, 2011 and 0.22% at June 30, 2010.  Year-to date net loan charge-offs totaled $3.4 million, compared to $2.7 million for first six months of 2010.  There were no loans past due 90 days or more and no early stage loan delinquencies at 30-89 days past due at June 30, 2011.

Other Information

The Company was informed by letter July 1, 2011 that the U.S. Department of Justice (the “DOJ”) might initiate the filing of a complaint against Cardinal Bank and George Mason Mortgage, LLC alleging certain violations of the Fair Housing Act and the Equal Credit Opportunity Act.  The Company believes that its lending practices have complied with these laws.  In addition, the Company has always received a satisfactory rating on all of its Community Reinvestment Act exams conducted by federal regulators since its inception. The Company intends to cooperate fully with the DOJ in this matter. It is too early to assess whether the resolution of this matter will have an effect on the Company.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am pleased to announce another solid quarter for Cardinal as we continue to concentrate on improved profitability and balanced growth.  During the quarter, the Company’s net interest margin increased, commercial lending activity and deposit growth was steady, and mortgage lending activity increased as expected.  Meanwhile, we continued to adhere to our prudent underwriting standards as evidenced by our credit quality metrics that remain among the best in the industry.

We remain committed to our shareholders to build upon the core banking strengths of our Company, and we continue to believe that we are well positioned to maximize the value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.16 billion at June 30, 2011, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 27 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with eight offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

June 30, 2011,  December 31, 2010 and June 30, 2010

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	June 30, 2011	December 31, 2010	June 30, 2010	Current Year	Year Over Year
Cash and due from banks	$16,846	$12,963	$16,779	30.0%	0.4%
Federal funds sold	6,208	12,905	7,952	-51.9%	-21.9%

Investment securities available-for-sale	339,020	320,998	319,108	5.6%	6.2%
Investment securities held-to-maturity	15,601	21,879	30,837	-28.7%	-49.4%
Investment securities – trading	2,291	2,107	4,233	8.7%	-45.9%
Total investment securities	356,912	344,984	354,178	3.5%	0.8%

Other investments	16,457	16,469	16,467	-0.1%	-0.1%
Loans held for sale	248,649	206,047	269,467	20.7%	-7.7%

Loans receivable, net of fees	1,445,921	1,409,302	1,329,520	2.6%	8.8%
Allowance for loan losses	(22,626)	(24,210)	(21,058)	-6.5%	7.4%
Loans receivable, net	1,423,295	1,385,092	1,308,462	2.8%	8.8%

Premises and equipment, net	17,705	16,717	17,032	5.9%	4.0%
Goodwill and intangibles, net	10,589	10,688	13,365	-0.9%	-20.8%
Bank-owned life insurance	34,744	34,358	34,038	1.1%	2.1%
Prepaid FDIC insurance premiums	3,430	4,574	5,191	-25.0%	-33.9%
Other real estate owned	719	1,250	2,915	-42.5%	-75.3%
Other assets	29,393	25,971	26,821	13.2%	9.6%

TOTAL ASSETS	$2,164,947	$2,072,018	$2,072,667	4.5%	4.5%

Non-interest bearing deposits	$230,431	$229,575	$195,428	0.4%	17.9%
Interest bearing deposits	1,217,384	1,174,150	1,154,414	3.7%	5.5%
Total deposits	1,447,815	1,403,725	1,349,842	3.1%	7.3%

Other borrowed funds	444,930	389,586	473,505	14.2%	-6.0%
Mortgage funding checks	11,634	662	14,916	1657.4%	-22.0%
Escrow liabilities	2,057	1,454	3,152	41.5%	-34.7%
Other liabilities	20,981	53,689	14,629	-60.9%	43.4%

Shareholders’ equity	237,530	222,902	216,623	6.6%	9.7%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,164,947	$2,072,018	$2,072,667	4.5%	4.5%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Six Months Ended June 30, 2011 and 2010

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
Net interest income	$18,663	$17,129	9.0%	$36,324	$32,396	12.1%
Provision for loan losses	(750)	(2,700)	-72.2%	(1,860)	(5,125)	-63.7%
Net interest income after provision for loan losses	17,913	14,429	24.1%	34,464	27,271	26.4%

Service charges on deposit accounts	433	514	-15.8%	846	971	-12.9%
Loan fees	523	440	18.9%	980	812	20.7%
Investment fee income	711	1,015	-30.0%	1,259	2,024	-37.8%
Realized and unrealized gains on mortgage banking activities	4,301	3,741	15.0%	7,392	6,530	13.2%
Management fee income	683	844	-19.1%	982	1,421	-30.9%
Income from bank owned life insurance	207	177	16.9%	387	326	18.7%
Net realized gains on investment securities	425	182	133.5%	876	502	74.5%
Loss on extinguishment of debt	—	—	0.0%	(450)	—	100.0%
Other non-interest loss	(9)	(66)	-86.4%	(3)	(25)	-88.0%
Total non-interest income	7,274	6,847	6.2%	12,269	12,561	-2.3%

Net interest income and non-interest income	25,187	21,276	18.4%	46,733	39,832	17.3%

Salaries and benefits	7,900	6,717	17.6%	14,553	12,859	13.2%
Occupancy	1,414	1,472	-3.9%	2,886	2,925	-1.3%
Depreciation	760	446	70.4%	1,216	1,006	20.9%
Data communications	924	1,244	-25.7%	1,843	2,140	-13.9%
Professional fees	946	537	76.2%	1,478	1,006	46.9%
FDIC insurance assessment	610	519	17.5%	1,244	1,068	16.5%
Impairment of goodwill	—	451	100.0%	—	451	100.0%
Mortgage loan repurchases and settlements	400	(165)	-342.4%	500	398	25.6%
Other operating expense	3,330	2,932	13.6%	6,253	5,328	17.4%
Total non-interest expense	16,284	14,153	15.1%	29,973	27,181	10.3%
Net income before income taxes	8,903	7,123	25.0%	16,760	12,651	32.5%
Provision for income taxes	2,998	2,414	24.2%	5,634	4,142	36.0%
NET INCOME	$5,905	$4,709	25.4%	$11,126	$8,509	30.8%

Earnings per common share - basic	$0.20	$0.16	24.2%	$0.38	$0.29	29.6%
Earnings per common share - diluted	$0.20	$0.16	24.4%	$0.37	$0.29	29.5%
Weighted-average common shares outstanding - basic	29,382,149	29,104,066	1.0%	29,337,032	29,084,292	0.9%
Weighted-average common shares outstanding - diluted	29,884,189	29,641,022	0.8%	29,841,614	29,565,862	0.9%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Income Statements:
Interest income	$24,517	$23,944	$48,302	$46,868
Interest expense	5,854	6,815	11,978	14,472
Net interest income	18,663	17,129	36,324	32,396
Provision for loan losses	750	2,700	1,860	5,125
Net interest income after provision for loan losses	17,913	14,429	34,464	27,271
Non-interest income	7,274	6,847	12,269	12,561
Non-interest expense	16,284	14,153	29,973	27,181
Net income before income taxes	8,903	7,123	16,760	12,651
Provision (benefit) for income taxes	2,998	2,414	5,634	4,142
Net income	$5,905	$4,709	$11,126	$8,509

	June 30, 2011	June 30, 2010
Balance Sheet Data:

Total assets	$2,164,947	$2,072,667
Loans receivable, net of fees	1,445,921	1,329,520
Allowance for loan losses	(22,626)	(21,058)
Loans held for sale	248,649	269,467
Total investment securities	356,912	354,178
Total deposits	1,447,815	1,349,842
Other borrowed funds	444,930	473,505
Total shareholders’ equity	237,530	216,623

Common shares outstanding	28,932	28,755

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Selected Average Balances:
Total assets	$2,069,641	$1,954,534	$2,058,119	$1,937,661
Loans receivable, net of fees	1,414,725	1,306,921	1,405,607	1,302,111
Allowance for loan losses	(24,695)	(19,554)	(24,656)	(19,327)
Loans held for sale	166,131	159,316	137,661	129,766
Total investment securities	352,568	361,172	351,840	363,451
Interest earning assets	1,968,979	1,851,509	1,959,379	1,834,628
Total deposits	1,441,330	1,350,414	1,434,607	1,336,830
Other borrowed funds	370,220	369,896	367,023	369,568
Total shareholders’ equity	236,332	213,059	231,948	210,042
Weighted Average:
Common shares outstanding - basic	29,382	29,104	29,337	29,084
Common shares outstanding - diluted	29,884	29,641	29,842	29,566

Per Common Share Data:
Basic net income	$0.20	$0.16	$0.38	$0.29
Fully diluted net income	0.20	0.16	0.37	0.29
Book value	8.21	7.53	8.21	7.53
Tangible book value (1)	7.58	6.81	7.58	6.81

Performance Ratios:
Return on average assets	1.14%	0.96%	1.08%	0.88%
Return on average equity	9.99%	8.84%	9.59%	8.10%
Net interest margin (2)	3.84%	3.74%	3.75%	3.56%
Efficiency ratio (3)	62.78%	59.03%	61.68%	60.46%
Non-interest income to average assets	1.41%	1.40%	1.19%	1.30%
Non-interest expense to average assets	3.15%	2.90%	2.91%	2.81%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.49%	0.42%
Total nonaccrual loans			$9,150	$4,560
Real estate owned			$719	$2,915
Nonperforming loans to loans receivable, net of fees			0.63%	0.34%
Nonperforming loans to total assets			0.42%	0.22%
Total loans receivable past due 30 to 89 days			$—	$2,019
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.56%	1.58%
Allowance for loan losses to nonperforming loans			247.28%	461.80%

Capital Ratios:
Tier 1 risk-based capital			12.46%	12.75%
Total risk-based capital			13.67%	14.01%
Leverage capital ratio			11.42%	11.12%

(1)          Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)          Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 33% for 2011 and 32% for 2010.

(3)          Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2011 and 2010

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2011		June 30, 2010		June 30, 2011		June 30, 2010
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$189,683	4.50%	$153,902	4.77%	$187,640	4.47%	$156,924	4.69%
Real estate - commercial	641,619	6.01%	610,283	6.21%	635,671	5.99%	604,878	6.15%
Real estate - construction	245,202	5.39%	196,685	5.57%	243,220	5.46%	193,632	5.53%
Real estate - residential	212,046	5.09%	225,010	5.26%	213,655	5.15%	225,526	5.22%
Home equity lines	123,013	3.71%	118,437	3.75%	122,331	3.71%	118,505	3.69%
Consumer	3,162	5.07%	2,604	5.55%	3,090	5.29%	2,646	5.79%
Total loans	1,414,725	5.37%	1,306,921	5.55%	1,405,607	5.38%	1,302,111	5.49%

Loans held for sale	166,131	4.56%	159,316	4.91%	137,661	4.64%	129,766	5.03%
Investment securities - available-for-sale (1)	336,561	4.39%	329,358	4.54%	333,497	4.40%	330,559	4.53%
Investment securities - held-to-maturity	16,007	2.69%	31,814	3.34%	18,343	2.86%	32,892	3.36%
Other investments	15,721	0.80%	15,728	0.26%	15,724	0.80%	15,728	0.26%
Federal funds sold (1)	19,834	0.22%	8,372	0.24%	48,547	0.24%	23,572	0.24%
Total interest-earning assets	1,968,979	5.03%	1,851,509	5.21%	1,959,379	4.98%	1,834,628	5.14%

Non-interest earning assets:
Cash and due from banks	14,316		11,236		14,465		12,908
Premises and equipment, net	17,504		15,901		17,126		15,838
Goodwill and intangibles, net	10,616		13,847		10,642		13,880
Accrued interest and other assets	82,921		81,595		81,163		79,734
Allowance for loan losses	(24,695)		(19,554)		(24,656)		(19,327)

TOTAL ASSETS	$2,069,641		$1,954,534		$2,058,119		$1,937,661

Interest-bearing liabilities:
Interest checking	$136,053	0.19%	$136,023	0.32%	$133,708	0.19%	$134,087	0.48%
Money markets	164,827	0.41%	98,776	0.56%	158,092	0.42%	91,315	0.66%
Statement savings	241,493	0.36%	277,607	0.44%	248,344	0.36%	282,512	0.65%
Certificates of deposit	656,591	1.75%	650,729	2.00%	656,678	1.79%	648,468	2.15%
Total interest-bearing deposits	1,198,964	1.11%	1,163,135	1.31%	1,196,822	1.13%	1,156,382	1.47%

Other borrowed funds	370,220	2.75%	369,896	3.27%	367,023	2.88%	369,568	3.29%
Total interest-bearing liabilities	1,569,184	1.50%	1,533,031	1.78%	1,563,845	1.54%	1,525,950	1.91%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	242,366		187,279		237,785		180,448
Other liabilities	21,759		21,165		24,541		21,221

Shareholders’ equity	236,332		213,059		231,948		210,042

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,069,641		$1,954,534		$2,058,119		$1,937,661

NET INTEREST MARGIN (1)		3.84%		3.74%		3.75%		3.56%

(1)   The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2011 and 32% for 2010.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Six Months Ended June 30, 2011 and 2010

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended June 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$18,291	$575	$—	$(203)	$—	$18,663
Provision for loan losses	750	—	—	—	—	750
Non-interest income	1,300	5,268	711	6	(11)	7,274
Non-interest expense	10,359	3,821	690	1,425	(11)	16,284
Provision for income taxes	2,838	722	5	(567)	—	2,998
Net income (loss)	$5,644	$1,300	$16	$(1,055)	$—	$5,905

Average Assets	$2,060,008	$161,130	$604	$250,904	$(403,052)	$2,069,594

At and for the Three Months Ended June 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$16,738	$597	$—	$(206)	$—	$17,129
Provision for loan losses	2,700	—	—	—	—	2,700
Non-interest income	1,105	4,821	1,021	(83)	(17)	6,847
Non-interest expense	9,638	2,505	1,358	669	(17)	14,153
Provision for income taxes	1,866	1,012	(117)	(347)	—	2,414
Net income (loss)	$3,639	$1,901	$(220)	$(611)	$—	$4,709

Average Assets	$1,948,579	$165,347	$3,380	$230,807	$(393,579)	$1,954,534

At and for the Six Months Ended June 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$35,728	$1,000	$—	$(404)	$—	$36,324
Provision for loan losses	1,860	—	—	—	—	1,860
Non-interest income	2,076	8,909	1,259	58	(33)	12,269
Non-interest expense	19,354	7,073	1,463	2,116	(33)	29,973
Provision for income taxes	5,530	1,011	(71)	(836)	—	5,634
Net income (loss)	$11,060	$1,825	$(133)	$(1,626)	$—	$11,126

Average Assets	$2,047,850	$136,500	$590	$252,146	$(378,967)	$2,058,119

At and for the Six Months Ended June 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$31,721	$1,081	$—	$(406)	$—	$32,396
Provision for loan losses	5,125	—	—	—	—	5,125
Non-interest income	2,130	8,459	2,035	(23)	(40)	12,561
Non-interest expense	17,981	5,772	2,176	1,292	(40)	27,181
Provision for income taxes	3,478	1,308	(50)	(594)	—	4,142
Net income (loss)	$7,267	$2,460	$(91)	$(1,127)	$—	$8,509

Average Assets	$1,928,445	$137,473	$3,388	$231,124	$(362,769)	$1,937,661